EXHIBIT 99.1


                                                  Media Contact:
                                                  Gordon R. Manuel
                                                  864-282-9448

                                                  Analyst Contact:
                                                  Duane A. Owens
                                                  864-282-9488


FOR IMMEDIATE RELEASE
Wednesday, October 27, 2004

                      BOWATER ANNOUNCES THIRD QUARTER 2004
                                FINANCIAL RESULTS

GREENVILLE, SC - Bowater Incorporated (NYSE: BOW) reported a net loss of $18.1 million or $0.32 per diluted share, on sales of $834.0 million for the third quarter of 2004. These results compare with a net loss of $56.7 million, or $1.00 per diluted share, on sales of $690.9 million in the third quarter of 2003. Before special items, the net loss for the third quarter of 2004 was $1.8 million, or $0.03 per diluted share, compared with the 2003 third quarter net loss before special items of $51.7 million, or $0.91 per diluted share. Third quarter 2004 special items, net of tax, consisted of a $0.9 million gain related to asset sales, and a $17.2 million loss resulting from foreign currency changes.

                              FINANCIAL HIGHLIGHTS
                     (In millions, except per-share amounts)

                                                               Three Months Ended               Nine Months Ended
                                                                  September 30,                   September 30,
                                                         ------------------------------- --------------------------------
                                                               2004            2003             2004           2003
                                                         ------------------------------- --------------------------------
 Sales                                                   $     834.0    $     690.9      $   2,367.3    $   1,985.5
 Net loss                                                $     (18.1)   $     (56.7)     $     (51.9)   $    (154.1)

 Loss per diluted share (in accordance with GAAP)        $     (0.32)   $     (1.00)     $    (0.91)    $    (2.71)
 Special items, net of tax (per diluted share):
    Sale of assets (gain) loss                           $     (0.01)   $     (0.04)     $    (0.07)    $    (1.30)
    Foreign exchange (gain) loss                                0.30           0.04            0.13           0.89
    Severance charge                                            -              0.05            -              0.36
    Adoption of new accounting standards                        -              0.04            -              0.08
                                                         ------------------------------- --------------------------------
 Loss per share excluding special items                  $     (0.03)   $     (0.91)     $    (0.85)    $    (2.68)
                                                         ------------------------------- --------------------------------


                                     (more)

     "All segments of our business improved in the third quarter, and we expect this trend to continue into the fourth quarter for newsprint, coated and specialty papers," said Arnold M. Nemirow, Chairman, President and Chief Executive Officer. "We expect, however, that our pulp and lumber results will be weaker in the fourth quarter due to recent pricing pressures and scheduled maintenance downtime."

     The company's average transaction price for newsprint rose $8 per metric ton while operating costs decreased by $7 per metric ton and shipments increased 2% compared to the second quarter of 2004. Shipments were higher in the quarter as a result of less maintenance downtime. During the third quarter, the company curtailed 36,000 metric tons of newsprint production and took 7,000 metric tons of maintenance related downtime.

     Bowater's average transaction price for coated and specialty papers increased $34 per short ton compared to the second quarter of 2004 while shipments rose 3%. The company's average operating cost per short ton increased $13 per ton primarily due to higher chemical and fiber costs.

     Bowater's average transaction price for market pulp decreased $7 per metric ton, compared to the second quarter of 2004, while shipments decreased 1% due to planned maintenance outages at two facilities. As a result, market pulp production was reduced by 8,000 metric tons. Average operating costs per metric ton decreased 5% compared to the second quarter. In the fourth quarter, the company expects to incur approximately $7 million of maintenance expense for a planned 15 day outage at the Thunder Bay facility. The outage is expected to reduce market pulp production by approximately 15,000 metric tons.

     The company's average transaction price for lumber increased $30 per thousand board feet and shipments increased 3% compared to the second quarter of 2004. During the quarter, the company paid countervailing and antidumping duties of $12 million.

     Bowater will hold a management conference call to discuss these financial results at 9:00 a.m. EDT, today, October 27, 2004. The conference call number is 800-762-4758 or 480-629-9027 (international). The call will also be broadcast via the Internet. Interested parties may connect to the Bowater website at www.bowater.com, then follow the on-screen instructions for access to the call and related information. A replay of the call will be available from 1:30 p.m. EDT on October 27 through November 3, on the website or by dialing 800-475-6701 or 320-365-3844 (international) and using the access code 750463.

     Bowater Incorporated, headquartered in Greenville, SC, is a leading producer of newsprint and coated groundwood papers. In addition, the company makes uncoated groundwood papers, bleached kraft pulp and lumber products. The company has 12 pulp and paper mills in the United States, Canada and South Korea and 12 North American sawmills that produce softwood lumber. Bowater also operates two facilities that convert a groundwood base sheet to coated products. Bowater's operations are supported by approximately 1.4 million acres of timberlands owned or leased in the United States and Canada and 30 million acres of timber cutting rights in Canada. Bowater is one of the world's largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange, the Pacific Exchange and the London Stock Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSE: BWX).


                                     (more)

         All amounts are in U.S. dollars.

     Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this news release include those described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Bowater's annual report on Form 10-K for the year ended December 31, 2003, and from time to time, in Bowater's other filings with the Securities and Exchange Commission. Information about industry or general economic conditions contained in this press release is derived from third party sources that the company believes are widely accepted and accurate; however, the company has not independently verified this information and cannot assure its accuracy.


                                      # # #

               BOWATER INCORPORATED AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF OPERATIONS
         (Unaudited, in millions except per share amounts)

                                                                    Three Months Ended                  Nine Months Ended
                                                                       September 30,                       September 30,
                                                           -----------------------------------      -------------------------------
                                                                   2004              2003              2004             2003
                                                           -----------------    --------------      -------------   ---------------
Sales                                                         $ 834.0           $ 690.9             $ 2,367.3        $ 1,985.5
Cost of sales, excluding depreciation, amortization
    and cost of timber harvested                                586.9             556.3               1,731.7          1,626.9
Depreciation, amortization and cost of timber harvested          83.0              84.5                 254.1            253.0
Distribution costs                                               85.2              69.2                 241.6            193.7
Selling and administrative expense                               39.9              36.9                 108.7            107.7
Net gain on fixed assets and land sales(1)                        1.7               4.1                   5.9            119.2
                                                           -----------------    --------------      --------------  ---------------
       Operating income (loss)                                   40.7             (51.9)                 37.1            (76.6)

Other expense (income):
    Interest income                                              (1.1)             (1.1)                 (3.2)            (3.5)
    Interest expense, net of capitalized interest                48.4              45.8                 146.5            127.9
    Foreign exchange loss (gain)                                  1.2               2.1                  (0.1)            15.9
    Other, net                                                   (2.5)             (2.4)                 (6.3)            (5.4)
                                                           -----------------    --------------     ---------------   --------------
                                                                 46.0              44.4                 136.9            134.9
                                                           -----------------    --------------     ---------------   --------------
Loss before income taxes, minority interests
and cumulative effect of accounting changes                      (5.3)            (96.3)                (99.8)          (211.5)

Provision for income tax expense (benefit)                       12.0             (39.7)                (44.7)           (52.4)
Minority interests in the net income (loss) of subsidiaries       0.8              (2.3)                 (3.2)            (9.5)
                                                           -----------------    --------------     ---------------    -------------
Loss before cumulative effect of accounting changes             (18.1)            (54.3)                (51.9)          (149.6)
Cumulative effect of accounting changes (2)                       -                (2.4)                   -              (4.5)
                                                           -----------------    --------------     ---------------    -------------

Net loss                                                     $  (18.1)          $ (56.7)             $  (51.9)        $ (154.1)
                                                            ==============      ===============    ==============    ==============



Basic loss per common share: (3)
   Loss before cumulative effect of accounting changes       $  (0.32)          $  (0.96)            $  (0.91)       $   (2.63)
   Cumulative effect of accounting changes                         -               (0.04)                  -             (0.08)
                                                           ---------------      ---------------     -------------    --------------

    Net loss                                                 $  (0.32)           $ (1.00)            $  (0.91)         $ (2.71)
                                                            ==============      ===============     ==============   ==============

Average common shares outstanding (3)                           57.2               56.9                 57.2             56.9
                                                            ==============      ===============     ==============   ==============


Diluted loss per common share: (3)
  Loss before cumulative effect of accounting changes        $  (0.32)          $  (0.96)             $ (0.91)         $ (2.63)
  Cumulative effect of accounting changes                          -               (0.04)                  -             (0.08)
                                                            --------------      ---------------     --------------   --------------

    Net loss                                                  $ (0.32)          $  (1.00)             $ (0.91)         $ (2.71)
                                                            ==============      ===============     ==============   ==============

Average common and common equivalent shares outstanding (3)     57.2               56.9                 57.2             56.9
                                                            ==============      ===============     ==============   ==============

                                         BOWATER INCORPORATED AND SUBSIDIARIES
                                        (Unaudited, in millions of US dollars)

Consolidated Balance Sheet                                          September 30,                  December 31,
                                                                         2004                            2003
                                                                   --------------------        ----------------------
Current assets:
    Cash and cash equivalents                                           $ 15.1                         $ 19.4
    Accounts receivable, net                                             421.5                          360.9
    Inventories                                                          308.6                          293.1
    Other current assets                                                 144.3                          169.6
                                                                  ---------------------         ----------------------
        Total current assets                                             889.5                          843.0
                                                                  ---------------------         ----------------------
Timber and timberlands                                                   185.1                          184.1
Fixed assets, net                                                      3,358.7                        3,557.3
Goodwill                                                                 828.2                          828.2
Other assets                                                             197.2                          203.2
                                                                  --------------------          --------------------
                                                                     $ 5,458.7                      $ 5,615.8
                                                                  ====================          ====================
Current liabilities:
    Current installments of long-term debt                           $    13.0                        $ 13.4
    Short-term bank debt                                                  63.0                         200.5
    Accounts payable and accrued liabilities                             465.9                         434.1
    Dividends payable                                                     11.1                          11.7
                                                                  --------------------         ---------------------
      Total current liabilities                                          553.0                         659.7
                                                                  --------------------         ---------------------
Long-term debt, net of current installments                            2,425.0                       2,292.4
Pension, other postretirement benefits and other long-term liabilities   499.6                         481.4
Deferred income taxes                                                    419.4                         500.3
Minority interests in subsidiaries                                        67.6                          69.3
Shareholders' equity                                                   1,494.1                       1,612.7
                                                                  --------------------          --------------------
                                                                     $ 5,458.7                     $ 5,615.8
                                                                  ====================          ====================

                                                                                   Nine Months Ended
Consolidated Cash Flow                                                              September 30,
                                                                       -----------------------------------------
                                                                         2004                            2003
                                                                  --------------------          ---------------------
Cash flows from operating activities                                    $ 85.3                       $ 24.5
Cash flows from (used for) investing activities:
  Cash invested in fixed assets, timber and timberlands                  (60.3)                      (186.5)
  Disposition of fixed, including timber and timberlands                  10.3                        146.1
                                                                  --------------------         ---------------------
                                                                         (50.0)                       (40.4)
                                                                  --------------------         ---------------------
Cash flows from (used for) financing activities:
    Cash dividends, including minority interests                         (34.6)                       (33.8)
    Financing activities, net                                            (10.1)                        31.2
    Stock options exercised                                                5.1                          0.7
                                                                  ---------------------        ---------------------
                                                                         (39.6)                        (1.9)
                                                                  ---------------------         --------------------
Net decrease in cash and cash equivalents                               $ (4.3)                      $ (17.8)
                                                                  ====================          ====================

    BOWATER INCORPORATED AND SUBSIDIARIES
    Notes to the Press Release and Unaudited Consolidated Financial Statements


     (1)During the three and nine months ended September 30, 2004, Bowater recorded a net pre-tax gain of $1.7 million, or $0.01 per diluted share after tax and $5.9 million, or $0.07 per diluted share after tax, respectively, related to land sales and gains or losses on fixed assets. During the three and nine months ended September 30, 2003, Bowater recorded a net pre-tax gain of $4.1 million, or $0.04 per diluted share after tax, and $119.2 million, or $1.30 per diluted share after tax, respectively, related to land sales and gains or losses on fixed assets. In the second quarter of 2003, Bowater completed the sale of 81,768 acres of owned and leased timberlands for aggregate consideration of $121.8 million. This transaction resulted in a pre-tax gain of approximately $97.5 million.

     (2)Effective July 1, 2003, Bowater early adopted, on a partial basis, Financial Accounting Standards Board's Financial Interpretation (FIN) No. 46, "Consolidation of Variable Interest Entities." Bowater operated the Covington coating facility under an operating lease with a special purpose entity. This special purpose entity was determined to be a VIE and required to be consolidated by Bowater in accordance with FIN 46. Bowater early adopted FIN No. 46 for the Covington SPE effective July 1, 2003 and consolidated assets of approximately $49.4 million and debt of approximately $51.8 million and recorded a non-cash, after tax cumulative effect charge of $2.4 million, or $0.04 per diluted share in the third quarter of 2003. On August 11, 2003, Bowater terminated the lease agreement with the SPE and paid approximately $51.8 million to pay off the debt. Bowater finalized its adoption of FIN No. 46R in the first quarter of 2004. The finalization of adoption of FIN No. 46R did not impact our consolidated financial statements.

     Effective January 1, 2003, Bowater adopted Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The adoption of SFAS No. 143 resulted in non-cash, after tax cumulative effect charges of $2.1 million, or $0.04 per diluted share in the first quarter of 2003.

     (3)For the calculation of basic and diluted loss per share for the three and nine month periods ended September 30, 2004 and 2003, no adjustments to net loss are necessary. The effect of dilutive securities is not included in the computation for the three and nine month periods ended September 30, 2004 and 2003 to prevent antidilution.

     (4)A  reconciliation  of certain  financial  statement  line items reported under generally accepted accounting principles ("GAAP") to earnings reported before special items is presented below. We believe that this measure allows investors to more easily compare our on-going operations and financial performance from period to period. This measure is not as complete as GAAP earnings; consequently, investors should rely on GAAP earnings. In addition to GAAP earnings, we use the other measures that we disclose in order to provide perspective on our financial performance.

                      Three Months Ended September 30, 2004
                (unaudited, in millions except per share amounts)

                                                                          Adjustment for Special Items
                                                                                                         Adoption of
                                                                         Land sales                          new          GAAP
                                                               GAAP as    & fixed    Foreign              accounting  adjusted for
                                                              reported    assets    exchange  Severance   standards   special items
                                                              ---------------------------------------------------------------------

    Operating income (loss)                                      $ 40.7    $ (1.7)        $ -       $ -        $ -        $ 39.0
    Other expense (income)
     Interest income                                               (1.1)        -           -         -          -          (1.1)
     Interest expense, net of capitalized interest                 48.4         -           -         -          -          48.4
     Foreign exchange loss (gain)                                   1.2         -        (1.2)        -          -            -
     Other, net                                                    (2.5)        -           -         -          -          (2.5)
                                                              ------------------------------------------------------------------
                                                                   46.0         -        (1.2)        -          -          44.8
                                                              ------------------------------------------------------------------
    Loss before income taxes, minority interests and cumulative
      effect of accounting changes                                 (5.3)     (1.7)        1.2         -          -          (5.8)
    Provision for income tax expense (benefit)                     12.0      (0.8)      (15.8)        -          -          (4.6)
    Minority interests in the net income (loss) of subsidiaries     0.8         -        (0.2)        -          -           0.6
                                                              -----------------------------------------------------------------
    Income (loss) before cumulative effect of accounting changes  (18.1)     (0.9)       17.2         -          -          (1.8)
    Cumulative effect of accounting changes                           -         -           -         -          -            -
                                                              -----------------------------------------------------------------
    Net income (loss)                                            $(18.1)   $ (0.9)     $ 17.2       $ -        $ -        $ (1.8)
                                                              -------------------------------------------------------------------

    Shares                                                         57.2      57.2        57.2         -          -          57.2
                                                              -------------------------------------------------------------------

     EPS                                                        $ (0.32)  $ (0.01)     $ 0.30       $ -        $ -       $ (0.03)
                                                              -------------------------------------------------------------------

    Effective tax rate                                          -226.4%     47.1%    -1316.7%         -          -         79.3%
                                                              -------------------------------------------------------------------


                                                                          Three Months Ended September 30, 2003
                                                                      (unaudited, in millions except per share amounts)

                                                                                 Adjustment for Special Items
                                                                                                         Adoption of
                                                                         Land sales                          new          GAAP
                                                               GAAP as    & fixed    Foreign              accounting  adjusted for
                                                              reported    assets     exchange  Severance   standards  special items
                                                              ---------------------------------------------------------------------

    Operating income (loss)                                     $ (51.9)   $ (4.1)        $ -     $ 4.7        $ -       $ (51.3)
    Other expense (income)
     Interest income                                               (1.1)        -           -         -          -          (1.1)
     Interest expense, net of capitalized interest                 45.8         -           -         -          -          45.8
     Foreign exchange loss (gain)                                   2.1         -        (2.1)        -          -            -
     Other, net                                                    (2.4)        -           -         -          -          (2.4)
                                                                -----------------------------------------------------------------
                                                                   44.4         -        (2.1)        -          -          42.3
                                                                -----------------------------------------------------------------
    Loss before income taxes, minority interests and cumulative
     effect of accounting changes                                 (96.3)     (4.1)        2.1       4.7          -         (93.6)
    Provision for income tax expense (benefit)                    (39.7)     (1.5)        0.1       1.6          -         (39.5)
    Minority interests in the net income (loss) of subsidiaries    (2.3)                 (0.1)        -          -          (2.4)
                                                                -----------------------------------------------------------------
    Income (loss) before cumulative effect of accounting changes  (54.3)     (2.6)        2.1       3.1          -         (51.7)
    Cumulative effect of accounting changes                        (2.4)        -           -         -        2.4            -
                                                                -----------------------------------------------------------------
    Net income (loss)                                           $ (56.7)   $ (2.6)      $ 2.1     $ 3.1      $ 2.4       $ (51.7)
                                                                -----------------------------------------------------------------

    Shares                                                         56.9      56.9        56.9      56.9          -          56.9
                                                                ------------------------------------------------------------------

     EPS                                                        $ (1.00)  $ (0.04)     $ 0.04    $ 0.05     $ 0.04       $  (0.91)
                                                                -----------------------------------------------------------------

    Effective tax rate                                            41.2%     36.6%        4.8%     34.0%          -          42.2%
                                                                -----------------------------------------------------------------


                                                                             Nine Months Ended September 30, 2004
                                                                      (unaudited, in millions except per share amounts)

                                                                                 Adjustment for Special Items
                                                                                                         Adoption of
                                                                         Land sales                           new          GAAP
                                                               GAAP as    & fixed    Foreign              accounting   adjusted for
                                                              reported    assets     exchange  Severance   standards  special items
                                                              ----------------------------------------------------------------------

    Operating income (loss)                                      $ 37.1    $ (5.9)        $ -       $ -        $ -        $ 31.2
    Other expense (income)
     Interest income                                               (3.2)        -           -         -          -          (3.2)
     Interest expense, net of capitalized interest                146.5         -           -         -          -         146.5
     Foreign exchange loss (gain)                                  (0.1)        -         0.1         -          -            -
     Other, net                                                    (6.3)        -           -         -          -          (6.3)
                                                                 -----------------------------------------------------------------
                                                                  136.9         -         0.1         -          -         137.0
                                                                 -----------------------------------------------------------------
    Loss before income taxes, minority interests and cumulative
    effect of accounting changes                                  (99.8)     (5.9)       (0.1)        -          -        (105.8)
    Provision for income tax expense (benefit)                    (44.7)     (2.1)       (7.4)                             (54.2)
    Minority interests in the net income (loss) of subsidiaries    (3.2)        -         0.1         -          -          (3.1)
                                                                ------------------------------------------------------------------
    Income (loss) before cumulative effect of accounting changes  (51.9)     (3.8)        7.2         -          -         (48.5)
    Cumulative effect of accounting changes                           -         -           -         -          -            -
                                                                -----------------------------------------------------------------
    Net income (loss)                                            $(51.9)   $ (3.8)      $ 7.2       $ -        $ -       $ (48.5)
                                                                ------------------------------------------------------------------

    Shares                                                         57.2      57.2        57.2         -          -          57.2
                                                                -----------------------------------------------------------------

     EPS                                                         $(0.91)  $ (0.07)     $ 0.13       $ -        $ -       $  (0.85)
                                                                -----------------------------------------------------------------

    Effective tax rate                                            44.8%     35.6%     7400.0%         -          -          51.2%
                                                                ------------------------------------------------------------------


                                                                             Nine Months Ended September 30, 2003
                                                                      (unaudited, in millions except per share amounts)

                                                                                 Adjustment for Special Items
                                                                                                         Adoption of
                                                                          Land sales                         new          GAAP
                                                               GAAP as    & fixed    Foreign              accounting  adjusted for
                                                              reported    assets     exchange  Severance   standards  special items
                                                              -------------------------------------------------------------------

    Operating income (loss)                                     $ (76.6) $ (119.2)        $ -    $ 32.2        $ -      $ (163.6)
    Other expense (income)
     Interest income                                               (3.5)        -           -         -          -          (3.5)
     Interest expense, net of capitalized interest                127.9         -           -         -          -         127.9
     Foreign exchange loss (gain)                                  15.9         -       (15.9)        -          -            -
     Other, net                                                    (5.4)        -           -         -          -          (5.4)
                                                               ------------------------------------------------------------------
                                                                  134.9         -       (15.9)        -          -         119.0
                                                               ------------------------------------------------------------------
    Loss before income taxes, minority interests and cumulative
    effect of accounting changes                                 (211.5)   (119.2)       15.9      32.2          -        (282.6)
    Provision for income tax expense (benefit)                    (52.4)    (45.3)      (33.4)     11.5          -        (119.6)
    Minority interests in the net income (loss) of subsidiaries    (9.5)                 (1.4)        -          -         (10.9)
                                                               ------------------------------------------------------------------
    Income (loss) before cumulative effect of accounting changes (149.6)    (73.9)       50.7      20.7          -        (152.1)
    Cumulative effect of accounting changes                        (4.5)        -           -         -        4.5            -
                                                               ------------------------------------------------------------------
    Net income (loss)                                          $ (154.1)  $ (73.9)     $ 50.7    $ 20.7      $ 4.5      $ (152.1)
                                                               -------------------------------------------------------------------

    Shares                                                         56.9      56.9        56.9      56.9       56.9          56.9
                                                               -------------------------------------------------------------------

     EPS                                                        $ (2.71)  $ (1.30)     $ 0.89    $ 0.36     $ 0.08       $ (2.68)
                                                               -------------------------------------------------------------------

    Effective tax rate                                            24.8%     38.0%     -210.1%     35.7%          -         42.3%
                                                               -------------------------------------------------------------------

     A schedule of historical financial and operating statistics is available upon request and on Bowater's web site (www.bowater.com).